UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

 EAST SHORE DISTRIBUTORS, INC.

(Name of Registrant as Specified in its Charter)

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EAST SHORE DISTRIBUTORS, INC.

8335 Sunset Boulevard, Suite #238

West Hollywood, CA 90069

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR

MAJORITY STOCKHOLDER

Dear Stockholders:

We are writing to advise you that our Board of Directors and the holders of a majority of our outstanding common stock have approved:

●	an amendment to our Articles of Incorporation to change the name of the Company to “Crimson Forest Entertainment Group Inc.”; and

●	an amendment to our Articles of Incorporation to increase our authorized common stock from 100,000,000 to 500,000,000 shares.

This action was approved on March 10, 2014 by our Board of Directors. Further, this action was approved by a majority of our stockholders by written consent in lieu of a special meeting effective March 10, 2014 in accordance with the relevant sections of our bylaws and the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of the action taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  The Information Statement is first being mailed to you on or about May 23, 2014.

The Information Statement is for information purposes only and explains the action taken by written consent.  Please read the accompanying Information Statement and accompanying exhibits carefully.

Sincerely,

Jonathan Lim

Chief Executive Officer

May 23, 2014

EAST SHORE DISTRIBUTORS, INC.

8335 Sunset Boulevard, Suite #238

West Hollywood, CA 90069

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

We are not asking you for a proxy, and you are requested not to send us a proxy. This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.0001 par value, of East Shore Distributors, Inc., a Nevada corporation, which we refer to herein as “Company,” “we,” “our,” or “us.”  The mailing date of this Information Statement is on or about May 23, 2014.  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of an action we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On March 10, 2014, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 39,755,000 shares of common stock issued and outstanding.  The common stock constitutes the sole outstanding class of voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On March 10, 2014 our Board of Directors approved:

●	an amendment to our Articles of Incorporation to change the name of the Company to “Crimson Forest Entertainment Group Inc.”; and
●	an amendment to our Articles of Incorporation to increase our authorized common stock from 100,000,000 to 500,000,000 shares.

The form of amendment to our Articles of Incorporation that will be filed with the Nevada Secretary of State to reflect these changes is attached hereto as Exhibit A.

On March 10, 2014, a single stockholder who beneficially owns 36,000,000 shares in the aggregate, or approximately 90.55% of our issued and outstanding common stock, consented in writing to the above actions in accordance with our bylaws and the Nevada Revised Statutes.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. In the ordinary course, future issuances of shares, up to the authorized number of shares provided for in our Articles of Incorporation, will not require the approval of our stockholders under Nevada law.

As of March 10, 2014, we had 39,755,000 shares of common stock issued and outstanding. As a result of the increase to the number of authorized shares of common stock of the Company from 100,000,000 to 500,000,000, we will have 460,245,000 shares of common stock available for issuance by the Company. The increase in the number of authorized shares of common stock will not alter the current number of issued and outstanding shares or the relative rights, preferences and privileges of the common stock.

We determined to increase the number of our authorized shares of common stock to provide the Company with additional flexibility, in connection with the ongoing operation of our business, to issue shares of common stock, options, awards, warrants and similar interests in connection with employee benefit and incentive plans and employment arrangements, for financing our future operations, for forming strategic joint ventures, partnerships and alliances, for restructuring, divestures, business combinations and investments, for stock dividends and stock splits, and for other corporate actions. No such specific issuances are currently anticipated.

The increase in the number of authorized shares of common stock will permit our Board of Directors to issue additional shares of common stock without further approval of our stockholders, and our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.

In general, the issuance of any new shares of common stock may cause immediate economic and/or voting dilution to the Company’s existing stockholders and our earnings per share, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized common stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. Authorized but unissued or unreserved common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of common stock may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe, ” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholder on March 10, 2014, we had issued and outstanding 39,755,000 shares of common stock and had not issued any preferred stock.  Each share of common stock is entitled to one vote on matters submitted for stockholder approval.

On March 10, 2014, a single majority holder of 36,000,000 shares (or approximately 90.55% of the shares of common stock then outstanding) by the name of Samcorp Capital Corporation, a Western Samoan corporation, approved the foregoing actions. The Board of Directors and the above-named majority stockholder executed and delivered a joint written consent approving such actions.  Because the actions were approved by a stockholder holding a majority of our outstanding shares, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 10, 2014 with respect to the beneficial ownership of our common stock:

●	each stockholder believed to be the beneficial owner of more than 5% of our common stock;

●	by each of our directors and executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from March 10, 2014, upon exercise of options, warrants, or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants, and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name.   The percentage of class beneficially owned set forth below is based on 39,755,000 shares of common stock outstanding on March 10, 2014.

Title of Class	Name and Address Of Beneficial Owners	Amount and Nature Of Beneficial Ownership	Percent Of Class (1)
Common Stock	Samcorp Capital Corporation (2)	36,000,000	90.55%
Common Stock	All officers and directors as a group (3 persons)	0	0.00%

_________________________________

(1)	The number of outstanding shares of common stock of the Company for purposes of calculating the above percentages is 39,755,000.
(2)

The business address of Samcorp Capital Corporation is 278 Ocean Drive, #08-23 The Coast, Sentosa Cove, Singapore. The individual person who has the power to vote and/or dispose of their securities is Mr. Anthony Lim.

DISSENTERS’ RIGHTS

There is no provision in the Nevada Revised Statutes or in our Articles of Incorporation or By-laws, providing our shareholders with dissenters' rights of appraisal to demand payment in cash for their shares of common stock in connection with the implementation of any of the actions described in this Information Statement.

DELIVERY OF DOCUMENTS TO

SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future stockholders communication documents to any stockholders sharing an address to which multiple copies are now delivered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC that contain additional information about the company.  You can inspect and copy these materials at the public reference facilities of the SEC’s office located at 100 F Street, NE, Washington, D.C. 20549 and on its web site at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section. Those persons in the United States may also call 1-202-551-8090 for further information.

EXHIBIT A

AMENDMENT TO ARTICLES OF INCORPORATION

1.     Name of corporation: East Shore Distributors, Inc.

2.     The articles have been amended as follows (provide article numbers, if available):

Article 1: Name of Corporation: Crimson Forest Entertainment Group Inc.

Article 3: Authorized Stock: Number of shares with par value: 10,000,000 blank check preferred stock, par value $0.0001 per share; 500,000,000 common stock, par value $0.0001 per share.

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 90.55%

4.     Effective date of filing (optional): _____________________________

5.     Officer Signature (required): _________________________________

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